UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         FORM 8-K/A
                       Amendment No. 1

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

  Date of report (Date of earliest event reported): July 11, 2005

                    Lifetime Brands, Inc.
   (Exact Name of Registrant as Specified in Its Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

          0-19254                          11-2682486
    (Commission File Number)   (IRS Employer Identification No.)


One Merrick Avenue, Westbury, New York               11590
(Address of Principal Executive Offices)           (Zip Code)

                        516-683-6000
    (Registrant's Telephone Number, Including Area Code)

                             N/A
    (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                      Explanatory Note

On July 15, 2005, Lifetime Brands, Inc. ("Lifetime" or the
"Company") filed a Form 8-K under Item 2.01 to report the completion of its acquisition of the business and certain assets and liabilities of The Pfaltzgraff Co.
("Pfaltzgraff").  In response to parts (a) and (b) of Item
9.01 of such Form 8-K, Lifetime stated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K.
Lifetime hereby amends its Form 8-K filed on July 15, 2005 in order to provide the financial information required by
Item 9.01.

ITEM 9.01   Financial Statements and Exhibits

      (a)  Financial Statements of business acquired.

        1. The audited consolidated balance sheets of The Pfaltzgraff Co. and subsidiaries as of December 31, 2004 and
           2003 and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended December 31, 2004, 2003 and 2002 and the notes to the consolidated financial statements together with the report thereon of KPMG LLP are attached hereto as Exhibit 99.1.

        2. The unaudited condensed consolidated balance sheets of The Pfaltzgraff Co. and subsidiaries as of June 30, 2005 and December 31, 2004 and the related unaudited condensed consolidated statements of operations and cash flows for the six months ended June 30, 2005 and 2004 and the notes to the unaudited condensed consolidated financial statements are attached hereto as Exhibit 99.1.

      (b)  Pro forma financial information

           The unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2005 and unaudited pro forma condensed combined statements of operations for the six months ended
	     June 30,2005 and the year ended December 31, 2004 are attached hereto as Exhibit 99.2.

      (c)  Exhibits.

        23.1        Consent of KPMG LLP

        99.1        Pfaltzgraff Financial Statements

        99.2        Unaudited Pro Forma Condensed Combined Financial
                    Information

        99.3        The Asset Purchase Agreement dated as of June
                    17, 2005 by and among The Pfaltzgraff Co., The Pfaltzgraff Manufacturing Co. and Lifetime Brands, Inc., PFZ Acquisition Corp. and PFZ Outlet Retail, Inc. filed with a Current Report on Form 8-K dated June 17, 2005 and incorporated herein by reference.

        99.4        Amendment No.1 to the Restated Credit Facility
                    Agreement between Lifetime Hoan Corporation and the Bank of New York, dated July 11, 2005 filed with a Quarterly Report on Form 10-Q dated June 30, 2005 and incorporated herein by reference.






                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   LIFETIME BRANDS, INC.


                                   By:  /s/ Robert McNally
                                         Robert McNally
                                         Vice President of Finance
                                         and Chief Financial Officer


Dated: September 21, 2005



                        Exhibit Index


        23.1 Consent of KPMG LLP

        99.1 Pfaltzgraff Financial Statements

        99.2 Unaudited Pro Forma Condensed Combined Financial
               Information



                                                Exhibit 23.1




              Consent of Independent Auditors'


The Board of Directors
Lifetime Brands, Inc.

We consent to the use of our report dated September 16, 2005, with respect to the consolidated balance sheets of The Pfaltzgraff Co. and subsidiaries, a wholly-owned subsidiary of Susquehanna Pfaltzgraff Co., as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2004, which report is included in the Form 8-K/A of Lifetime Brands, Inc. as originally dated July 11, 2005.


/s/ KPMG LLP
Harrisburg, Pennsylvania
September 19, 2005



                                                   Exhibit 99.1


             THE PFALTZGRAFF CO. AND SUBSIDIARIES
               CONSOLIDATED FINANCIAL STATEMENTS




                       TABLE OF CONTENTS


                                                              Page

Independent Auditors' Report                                    1


Financial Statements

 Consolidated Balance Sheets as of December 31, 2004 and 2003   2

 Consolidated Statements of Operations for the Years
    Ended December 31, 2004, 2003 and 2002                      3

 Consolidated Statements of Stockholder's Equity for the
    Years Ended December 31, 2004, 2003 and 2002                4

 Consolidated Statements of Cash Flows for the Years
    Ended December 31, 2004, 2003 and 2002                      5

 Notes to Consolidated Financial Statements                  6-15







                 Independent Auditors' Report

The Board of Directors
TPC-York, Inc. (formerly The Pfaltzgraff Co.):

We have audited the accompanying consolidated balance sheets of The Pfaltzgraff Co. and subsidiaries (the Company), a wholly-owned subsidiary of Susquehanna Pfaltzgraff Co., as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Pfaltzgraff Co. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
September 16, 2005



             THE PFALTZGRAFF CO. AND SUBSIDIARIES
                  CONSOLIDATED BALANCE SHEETS
               (In thousands, except share data)

                                                 December 31,
                                                2004      2003
                            ASSETS
Current Assets
 Cash and cash equivalents                  $    716    $      -
 Accounts receivable, less allowance for
  doubtful accounts and sales returns of
  $1,775 in 2004 and $2,239 in 2003 (Note 2)   4,634       6,332
 Inventories (Notes 2 and 3)                  25,956      33,952
 Other current assets                          2,526       2,730
   Total Current Assets                       33,832      43,014

Property, Plant and Equipment, at cost (Note 2)
 Land                                          1,817       1,817
 Buildings and improvements                   23,798      24,754
 Machinery and equipment                      74,173      80,056
 Construction-in-progress                        495         881
                                             100,283     107,508
 Accumulated depreciation and amortization    80,590      83,040
   Property, Plant and Equipment, net         19,693      24,468
Income Taxes Receivable From Parent (Note 4)  25,299      21,174
Deferred Income Taxes (Note 4)                     -         488
Prepaid Pension Costs (Note 5)                10,531       9,890
Other Assets                                     121         599
                                            $ 89,476    $ 99,633

             LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
 Cash overdrafts                            $      -    $    123
 Accounts payable                              3,150       5,540
 Accrued interest                                 38          42
 Deferred income taxes (Note 4)                1,613       3,735
 Accrued restructuring and closing costs
  (Note 8)                                       565       1,132
 Accrued salaries and benefits                 1,403       1,175
 Accrued advertising                           1,994       1,595
 Other accrued expenses                        2,113       1,711
   Total Current Liabilities                  10,876      15,053
Long-term Debt (Note 2)                        9,139       7,633
Liability for Discontinued Operations (Note 9) 1,043       1,290
Deferred Income Taxes (Note 4)                 1,777           -
Stockholder's Equity (Note 2)
 Preferred stock - 7% Non-cumulative,
  $1,000 par value, 20,000 shares
  authorized, issued and outstanding          20,000      20,000
 Common stock - Class "A" Voting, $1 par
  value, 31,200,000 shares authorized,
  issued and outstanding                      31,200      31,200
 Additional paid-in capital                   87,057      83,657
 Accumulated deficit                         (71,616)    (59,200)
   Total Stockholder's Equity                 66,641      75,657
                                            $ 89,476    $ 99,633

The accompanying notes are an integral part of the condensed consolidated  financial statements.

					2

             THE PFALTZGRAFF CO. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands)

                                            For The Years Ended
                                               December 31,

                                           2004        2003        2002
REVENUES                                 $148,021    $157,078    $185,158

COSTS AND EXPENSES
 Cost of sales                            102,772     108,556     123,077
 Selling                                   29,965      31,729      34,270
 General and administrative                28,765      30,992      33,353
 Interest                                     702         943         547
 Restructuring and closing costs (Note 8)   3,431       5,783       3,293
 Other                                        532       (260)         735
   Total                                  166,167     177,743     195,275

LOSS FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                      (18,146)    (20,665)    (10,117)

BENEFIT FOR INCOME TAXES (Note 4)           5,730       7,589       2,541

LOSS FROM CONTINUING OPERATIONS           (12,416)    (13,076)     (7,576)

DISCONTINUED OPERATIONS, NET OF
 INCOME TAX BENEFIT OF $134 FOR 2002            -           -        (291)

NET LOSS AND COMPREHENSIVE LOSS         $ (12,416)   $(13,076)    $(7,867)

The accompanying notes are an integral part of the condensed consolidated  financial statements.

					3

             THE PFALTZGRAFF CO. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
               (In thousands, except share data)

                                                    Additional
                                 Preferred   Common   Paid-In   Accumulated
                                   Stock      Stock   Capital     Deficit     Total
Balance as of January 1, 2002     $20,000   $31,200   $77,657    $(38,257)   $90,600
Net loss                                -         -         -       (7,867)   (7,867)

Balance as of December 31, 2002    20,000    31,200    77,657     (46,124)    82,733

Net loss                                -         -         -      (13,076)  (13,076)
Parent's capital contributions          -         -     6,000            -     6,000

Balance as of December 31, 2003    20,000    31,200    83,657     (59,200)    75,657

Net loss                                -         -         -      (12,416)  (12,416)
Parent's capital contributions          -         -     3,400            -     3,400

Balance as of December 31, 2004   $20,000   $31,200   $87,057    $(71,616)   $66,641

Shares Issued and Outstanding

                      Preferred     Common Stock
                        Stock
January 1, 2002         20,000       31,200,000
December 31, 2002       20,000       31,200,000
December 31, 2003       20,000       31,200.000
December 31, 2004       20,000       31,200,000

The accompanying notes are an integral part of the condensed consolidated  financial statements.

					4

             THE PFALTZGRAFF CO. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (In thousands)

                                             2004      2003      2002
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                $ (12,416) $(13,076)  $(7,576)

   Adjustments to reconcile net loss to net
   cash used by operating activities:
      Depreciation and amortization            4,686     6,299     7,312
      Deferred income taxes                      144       613       996
      Deferred financing amortization             93       148        47
      Loss on sale of Shenango assets              -         -     1,371
   Changes in assets and liabilities:
      Decrease (increase) in accounts
       receivable, net                         1,698   (2,405)     2,793
      Decrease (increase) in inventories       7,995     1,223      (367)
      Increase in income taxes receivable
       from parent                            (4,126)   (8,270)   (3,869)
      Decrease (increase) in other current
       assets                                    204       919      (249)
      Increase in prepaid pension costs         (640)     (817)     (997)
      Decrease in accounts payable            (2,390)      (57)     (404)
      Increase (decrease) in accrued interest    (4)       (7)         4
      Increase (decrease) in accrued
       restructuring and closing costs         1,314     3,887        35
      Increase (decrease) in accrued
       salaries and benefits                     228      (492)     (452)
      Increase (decrease) in accrued
       advertising                               398       (84)     (100)
      Increase (decrease) in other accrued
       expenses                                  403      (596)      839

         Net cash used by operating activities
          of continuing operations            (2,413)  (12,715)     (617)

NET CASH USED BY DISCONTINUED OPERATIONS        (247)      (67)     (308)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property, plant and
    equipment, net                            (1,407)   (1,792)   (1,813)
   Proceeds from sale of Shenango assets           -         -        50
   Increase in other assets                        -      (391)      (72)

      Net cash used by investing activities   (1,407)  (2,183)   (1,835)

CASH FLOW FROM FINANCING ACTIVITIES
   Capital contributions by Parent             3,400     6,000         -
   Increase in revolving credit borrowings     1,506     7,633         -
   Increase (decrease) in cash overdrafts      (123)       123         -

      Net cash provided by financing
       activities                              4,783    13,756         -

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                      716    (1,209)   (2,760)

CASH AND CASH EQUIVALENTS, beginning of year $    -  $   1,209  $  3,969

CASH AND CASH EQUIVALENTS, end of year       $  716  $       -  $  1,209

The accompanying notes are an integral part of the condensed consolidated  financial statements.

					5

1.Significant Accounting Policies

  Nature of Operations - The Pfaltzgraff Co. (the Company) is a manufacturer, wholesaler and retailer of dinnerware and complementary housewares. The Company distributes its product primarily in the United States.

  Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries, The Pfaltzgraff Outlet Co., The Pfaltzgraff
  Manufacturing Co., Treasure Craft, Inc., Pfaltzgraff
  Canada, Ltd. and Pfaltzgraff Investment Co. The Company is a wholly-owned subsidiary of Susquehanna Pfaltzgraff
  Co. (the Parent). All significant intercompany accounts and transactions are eliminated.

  Use of Estimates in the Preparation of Financial
  Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Credit Risk - Concentrations of credit risk include cash and accounts receivable. The Company deposits its cash in high-quality financial institutions. Periodically, deposited balances may exceed FDIC-insured maximums.
  Accounts receivable are largely from retail businesses whose ability to pay is subject to changes in general economic conditions. Credit risk is managed by credit and collection controls. The allowance for doubtful accounts is determined using historical experience, payment trends and credit information in the context of existing economic conditions. Three customers made up the following percentages of accounts receivable and revenues for the years ended

                                  2004      2003     2002

          Accounts Receivable     66%       67%      48%
          Revenues                14%       16%      12%

  Cash and Cash Equivalents - The Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

  Inventories - Inventories manufactured by the Company in the United States of America and certain sourced items are valued at the lower of last-in, first-out (LIFO) cost or market. Other inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

					6

1.Significant Accounting Policies, continued

  Property, Plant and Equipment - These assets are stated at cost. Depreciation and amortization are computed using the straight-line method for financial statement purposes based on the following ranges of estimated useful lives:

           Buildings and improvements      10 to 40 years
           Machinery and equipment          3 to 20 years

  Depreciation and amortization expense was $4.7 million, $6.3 million and $7.3 million for the years ended
  December 31, 2004, 2003 and 2002, respectively.

  Asset additions and major renovations are capitalized and depreciated over their estimated useful lives.
  Periodically, asset lives are reviewed and adjusted based on facts and circumstances. Costs of maintenance, repairs and minor renovations are charged against income.
  Gains or losses on dispositions are credited to or charged against income. The costs and accumulated depreciation related to dispositions are removed from the accounts.

  Revenue Recognition - Revenues are recognized on shipment of inventory or retail sale. Returns are reflected as a reduction of revenues. The Company estimates expected sales returns and allowances based on a periodic historical review and other factors. The company records shipping and handling charged to its customers in Revenues and the related cost of shipping and handling in Cost of Sales.

  Advertising - Advertising costs are expensed as incurred.

  Valuation of Long-Lived Assets - The Company evaluates the recoverability of its long-lived assets including property, plant and equipment whenever events or changes in circumstances suggest the carrying values may not be recoverable. Analyses based on undiscounted cash flows generated by the related operations and appraisals, trends or other indicators of fair value are used in these evaluations. If the asset's carrying value exceeds the indicated fair value, a loss is recognized for the difference between the fair value and the asset's carrying value.

  Interest - Interest paid was $0.6 million, $0.8 million and $0.5 million for the years ended December 31, 2004, 2003 and 2002, respectively.

  Income Taxes - The Company uses the asset and liability method of accounting for income taxes. The benefit for income taxes includes income taxes currently payable and those deferred. Deferred income taxes reflect the future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial reporting balances at each year-end. Changes in enacted tax rates are reflected in income taxes as they occur.

					7

1.Significant Accounting Policies, continued

  Recent Accounting Pronouncements - In January 2003, the
  FASB issued Interpretation No. 46, "Consolidation of
  Variable Interest Entities, an interpretation of ARB No.
  51,"   (FIN 46). FIN 46 addresses the consolidation by
  business enterprises of variable interest entities as defined in the Interpretation. FIN 46 applied immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. In December 2003, FASB issued FIN 46R, a revision of FIN 46, that delayed implementation for entities other than Special Purpose Entities. The
  Company must adopt FIN 46R in 2005. FIN 46R's impact has not yet been determined.


2.Long-term Debt

  Long-term debt as of December 31, was as follows (in thousands):


                                  2004        2003
   Notes Payable -
      Revolving credit loans   $  9,139     $  7,633


  The revolving credit loan's stated value approximated its fair value. A credit agreement provided a revolving credit facility with a maximum commitment up to $30 million. Availability under the credit facility at any time was limited to a percentage of eligible accounts receivable and inventory. As of December 31, 2004, $4.9 million was available for borrowing under the facility.

  The credit facility was available for working capital and capital expenditure requirements and was scheduled to mature in March 2006. The credit facility was repaid in July 2005 (see Note 10). Borrowings were secured by the
  Company's assets and were guaranteed by all domestic subsidiaries. On October 20, 2004, an amendment to the credit agreement was signed. The amendment changed the minimum adjusted net worth requirement and added a minimum excess availability requirement.

  Interest rates on borrowings were at the prime rate plus up to 0.5% or at LIBOR plus 2.25% to 2.75%. As of December 31, 2004, the interest rate was 4.93%. Interest rates may be fixed for periods up to 180 days. Interest was payable monthly on prime and LIBOR-based loans. The
  Company could utilize up to $10 million of the facility for letters of credit. As of December 31, 2004, $2.5 million of letters of credit were outstanding. A fee of up to 0.5% of the facility's unused amount was payable monthly. The credit facility limited the Company's ability to pay dividends, make capital expenditures and acquisitions, and make payments to related parties.

					8

3.Inventories

  Inventories as of December 31, were comprised of (in thousands):

                                  2004        2003
   Finished goods              $ 17,645      $ 23,048
   Work-in-process                6,540         8,254
   Raw materials                  1,771         2,650
                               $ 25,956      $ 33,952

  LIFO increments were costed using the link-chain method.
  External indices were used to determine the effect of price changes for manufactured and sourced item pools.

  If all inventories were valued at the lower of FIFO cost or market, inventory values at December 31, 2004 and 2003 would have been $32.0 million and $40.0 million, respectively. Using the FIFO method would have increased the loss from continuing operations by $1.1 million in 2004, would not have changed the 2003 loss from continuing operations and would have decreased the 2002 loss from continuing operations by $0.4 million. A decrement in LIFO inventories increased the loss from continuing operations for 2003 by $0.6 million.

  Retail and other inventories, valued at the lower of FIFO cost or market, were $9.0 million and $13.4 million at December 31, 2004 and 2003, respectively.

4.Income Taxes

  Components of the benefit for income taxes for the years ended December 31, were as follows (in thousands):

                               2004       2003       2002
   Current
      Federal                $ 6,136   $ 8,255     $ 3,804
      State                     (262)      (53)       (111)
      Foreign                      -         -        (156)
         Total current         5,874     8,202       3,537

   Deferred
      Federal                   (230)     (525)       (576)
      State                       86       (88)       (420)
         Total deferred         (144)     (613)       (996)

   Benefit for Income Taxes  $ 5,730   $ 7,589     $ 2,541

					9

4.Income Taxes, continued

  Income taxes paid in 2004, 2003 and 2002 were $0.2 million, $0.1 million and $0.1 million, respectively.

  The Company is included in its Parent's consolidated federal income tax return. The Company's tax provision is first computed on a separate return basis. The consolidated federal income tax expense is allocated pro rata to all return group members. In accordance with a tax sharing agreement among its Parent and other subsidiaries, the Company receives pro rata benefit for losses that reduce income taxes paid or payable on a consolidated basis. Income taxes receivable from Parent arise from losses utilized in the consolidated federal income tax return. The tax sharing account must be settled with the Parent if the Company leaves the consolidated federal income tax return, or earlier at the Parent's sole discretion. During the year ended December
  31, 2004, $2.0 million was received from the Parent and recognized as a reduction of income taxes receivable from parent.

  At December 31, 2004 and 2003, deferred tax assets and liabilities resulted from the following temporary differences (in thousands):


                                        2004        2003
  Deferred Tax Assets
   Allowance for doubtful accounts     $ 138      $  135
   Inventories                           559         999
   Environmental reserves                179         254
   Returns and allowances reserve        475         695
   Closing reserves                      281         155
   Liabilities not recognized for tax    661         276
   Foreign NOL carryforwards           2,259       2,118
   State net operating loss
    carryforward                      10,837      10,053
                                      15,389      14,685
  Deferred Tax Liabilities
   Property, plant and equipment      (1,997)     (2,121)
   Retirement benefits                (3,664)     (3,613)
   Other liabilities                     (22)        (27)
                                      (5,683)     (5,761)
   Valuation Allowances              (13,096)    (12,171)
   Net deferred tax liabilities      $(3,390)    $(3,247)

  The Company had $121.3 million and $111.7 million of state net operating loss carryforwards as of December 31, 2004 and 2003, respectively.

  The Company has established a full valuation allowance for the tax effects of these state income tax loss carryforwards as utilization is uncertain. No current tax benefits were provided for these losses.

					10

4.Income Taxes, continued

  One of the Company's foreign subsidiaries has established a full valuation allowance for its net operating loss carryforwards of $5.7 million and $5.3 million at December 31, 2004 and 2003, respectively. The balance in the valuation allowance for foreign deferred tax assets as of December 31, 2004 and 2003 was $2.3 million and $2.1 million, respectively.

  Reconciliations of the difference between the U.S.
  statutory income tax rate and the actual effective book income tax rate follow:


                                  2004       2003      2002
   U. S. statutory rate           35.0%     35.0%      35.0%
   State income taxes, net of
      Federal income tax effect   (0.6)     (0.4)      (3.3)
   Permanent differences          (0.2)     (0.2)      (0.2)
   Foreign taxes                     -         -       (1.5)
   Other                         (2.6)       2.3       (5.9)

   Annual effective book income
    tax rate                      31.6%     36.7%      24.1%

5.Employee Benefits

  Full-time employees participated in the Parent's Employee
  Stock Ownership Plan (ESOP). ESOP benefit costs of $2.2 million, $2.4 million and $4.3 million were recognized for the years ended December 31, 2004, 2003 and 2002, respectively. Effective January 1, 2005, the Company's employees ceased participation in the Parent's ESOP and became fully vested in their accounts.

  Certain full-time employees of the Company and its subsidiaries were covered by the Parent's noncontributory qualified defined benefit pension plans (the Plans).
  Benefits under the Plans were based on employees' years of service and earnings over part or all of their careers through April 1999, when benefit accruals ceased and the ESOP was instituted.

					11

5.Employee Benefits, continued

  The funded status of the Plans as of December 31, was (in thousands):

                                  2004         2003
  Benefit obligation,
   beginning of year             $43,853      $38,941
     Service cost                      -            -
     Interest cost                 2,623        2,586
     Actuarial losses              2,739        4,406
     Benefits paid                (1,932)      (2,080)
  Benefit obligation, end of
   year                           47,283       43,853

  Fair value of the Plans'
   assets, beginning of year      48,725       40,534
     Actual return on the
      Plans' assets                4,850       10,271
     Benefits paid                (1,932)      (2,080)
  Fair value of the Plans'
   assets, end of year            51,643       48,725

  Excess of fair value of the
   Plans' assets over benefit
   obligation at end of year       4,360        4,872
  Unrecognized net actuarial
   losses                         12,691       10,904
  Unrecognized transition asset        -            -
  Unrecognized prior service costs   816          884
  Prepaid pension cost at
   December 31,                  $17,867      $16,660

  The Plans' net pension costs for the years ended December
  31, included the following components (in thousands):

                                        2004         2003
  Service cost                        $   240      $  270
  Interest cost                         2,623       2,586
  Expected return on plan assets       (4,371)     (4,402)
  Amortization of transition asset          -          (7)
  Amortization of loss                    233           -
  Amortization of prior service cost       68          68
  Net periodic pension cost (income) $( 1,207)    $(1,485)

  Pension income allocated to the Company for the years ended December 31, 2004, 2003 and 2002 was $0.6 million,
  $0.8 million and $1.0 million, respectively.  The
  Company's share of prepaid pension costs as of December
  31, 2004 and 2003 was $10.5 million and $9.9 million, respectively.

  					12

5.Employee Benefits, continued

  The Parent's funding policy for the Plans is to make contributions, as required by various regulations, not to exceed the maximum amounts deductible for federal income tax purposes. The Plans' assets, primarily listed bonds and stocks, are held by independent trustees.

  The weighted average discount rate used in determining the actuarial present value of the Plans' projected benefit obligations was 5.74%, 6.10% and 6.75% for 2004, 2003 and 2002, respectively. The expected long-term rate of return on the Plans' assets was 8.75% for all three years.

  The Parent also sponsors a defined contribution (401K) plan, which covers all full-time employees. The plan matches 75% of the first 2% of eligible compensation contributed by a participant. The match for Company employees was suspended September 1, 2003 as a cost-savings measure. The Company contributed $0.3 million to the plan for both the years ended December 31, 2003 and 2002. No contribution was made in 2004.

6.Lease Commitments

  Total operating lease expenses recognized were $7.6 million, $8.9 million and $9.6 million for the years ended December 31, 2004, 2003 and 2002, respectively.

  Annual future aggregate minimum rental commitments under non-cancelable operating leases are as follows (in thousands):

   2005       $  6,029         2008             $  2,543
   2006          4,530         2009                1,675
   2007          3,847         2010 and beyond     1,455

7.Related Parties

  The Company purchased management, general and administrative services from its Parent at a cost of $4.2 million, $4.5 million and $5.9 million for the years ended December 31, 2004, 2003 and 2002, respectively.

  Included in operating leases for the years ended
  December 31, 2004, 2003 and 2002 were $0.8 million,
  $1.1 million and $0.9 million, respectively, for office and warehouse space rented from its Parent and a related partnership. These leases represent $0.7 million in annual rental commitments under non-cancelable operating leases in each year through 2009.
  From 2010 though 2012, the related party annual rental commitment is $0.2 million.

				13

8.Restructuring and Closing

  The Company stopped production at its Nogales, Mexico facility in November 2003 and completed the facility's closing in March 2004. Certain other manufacturing operations were curtailed in 2004. The number of employees terminated in the restructurings was 48 and 278 in 2004 and 2003, respectively.

  During 2002 and 2003, the Company continued its efforts to restructure operations and reduce costs. Retail stores were closed in 2002 and 2003. In 2002, the Company sold its Shenango refractories operation at a $1.4 million loss. Employees terminated in these restructurings totaled 278 in 2003 and 65 in 2002.

  A summary of restructuring and closing activities follows
  (in thousands):

                    Contract     Consolidation                Fixed
                   Termination     / Removal     Severance    Assets    Total
Balance as of
 January 1, 2002     $ 389        $   35         $   22      $   54     $  500

     Charges           364           658          1,070       1,201      3,293
     Payments/Uses    (435)         (658)          (842)     (1,323)    (3,258)

Balance as of
 December 31, 2002     318            35            250        (68)        535

     Charges         1,484         1,410            751       2,138      5,783
     Payments/Uses  (1,399)       (1,188)          (529)     (2,070)    (5,186)

Balance as of
 December 31, 2003     403           257            472           -      1,132

     Charges           242           508            425       2,256      3,431
     Payments/Uses    (511)         (532)          (699)     (2,256)    (3,998)

Balance as of
 December 31, 2004   $ 134        $  233         $  198      $    -     $  565

					14

9.Liability for Discontinued Operations

  Prior to the 1995 sale of its Syracuse China division, the Company executed a consent order with the New York
  Department of Environmental Conservation (DEC), under which the Company agreed to conduct a Remedial
  Investigation and Feasibility Study (RI/FS) of an on-site landfill and surrounding wetlands at Syracuse China's
  Court Street facility in Syracuse, New York. The purpose of the RI/FS was to investigate the environmental condition and develop alternatives for potential remediation of the site. Following completion of the work required by the RI/FS consent order, the Company negotiated with DEC regarding the exact nature and extent of the remediation of the landfill. This negotiation resulted in a Remedial Design/Remedial Construction
  Consent Order between the Company and DEC, which was executed in March 2000. Pursuant to this order, the Company hired a contractor to excavate certain contaminated sediments from the wetlands and move them to the landfill, which was then covered with a geomembrane cap. Substantially all remediation work was completed in the second quarter of 2003, and a final engineering report was submitted to DEC in the third quarter of 2003.

  Through December 31, 2004, cumulative remediation costs paid were $5.1 million, including legal fees and other expenses.

  As of December 31, 2004, the liability for discontinued operations represents undiscounted future costs for remediation and monitoring obligations that may extend more than twenty years. The Company previously sold its Syracuse China division to a subsidiary of Libbey Glass, Inc. (Libbey). Libbey has agreed to reimburse the Company for 50% of the remediation and monitoring costs, up to a total contribution of $1.4 million. Reimbursement has been made subject to potential reduction for any recovery from Canadian Pacific (U.S.), Inc., the prior owner of Syracuse China. The Company is in litigation with Canadian Pacific to recover costs associated with the landfill.


10.Subsequent Event

  On July 11, 2005, Pfaltzgraff sold assets constituting its wholesale and retail business and its intangible assets, including rights to the Pfaltzgraff name, to Lifetime Brands, Inc. ("Lifetime") for $32.5 million cash. The Company repaid all its long-term debt of $10.1 million using the sales proceeds. Under terms of the sales agreement, Pfaltzgraff may receive additional consideration through a working capital adjustment to be completed in mid-September 2005. Pfaltzgraff did not sell its manufacturing facilities, raw materials and work-in-process inventories or distribution real estate in the transaction. Under terms of a product supply agreement with Lifetime, Pfaltzgraff will manufacture certain inventory for Lifetime into October 2005. On August 15, 2005, Pfaltzgraff notified its manufacturing employees of its intention to terminate manufacturing operations. The Pfaltzgraff Co. has changed its name to TPC-York, Inc.


					15


            THE PFALTZGRAFF CO. AND SUBSIDIARIES
    UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




                      TABLE OF CONTENTS


                                                              Page

Financial Statements

 Unaudited Condensed Consolidated Balance Sheets as of
 June 30, 2005 and December 31, 2004                           1

 Unaudited Condensed Consolidated Statements of Operations
 for the Six Months Ended June 30, 2005 and 2004               2

 Unaudited Condensed Consolidated Statements of Cash
 Flows for the Six Months Ended June 30, 2005 and 2004         3

 Notes to Unaudited Condensed Consolidated Financial
 Statements                                                    4-6



            THE PFALTZGRAFF CO. AND SUBSIDIARIES
       UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
              (In thousands, except share data)

                                                 June 30,    December 31,
                                                   2005          2004
ASSETS
Current Assets
  Cash and cash equivalents                     $  1,159        $    716
  Accounts receivable, less allowance for
   doubtful accounts and sales returns of
   $1,034 in 2005 and $2,239 in 2004               2,257           4,634
  Inventories                                     30,171          25,956
  Other current assets                             2,403           2,526
    Total Current Assets                          35,990          33,832

Property, Plant and Equipment, at cost
  Land                                             1,817           1,817
  Buildings and improvements                      23,632          23,798
  Machinery and equipment                         70,744          74,173
  Construction-in-progress                           572             495
                                                  96,765         100,283
  Accumulated depreciation and amortization       78,621          80,590
     Property, Plant and Equipment, net           18,144          19,693
Income Taxes Receivable From Parent               30,496          25,299
Prepaid Pension Costs                             10,799          10,531
Other Assets                                           -             121
                                                $ 95,429        $ 89,476

               LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Accounts payable                              $  1,947        $  3,150
  Current portion of long-term debt               10,282               -
  Accrued salaries and benefits                    2,926           1,403
  Accrued advertising                                966           1,994
  Accrued restructuring and closing costs            667             565
  Accrued interest                                    45              38
  Deferred income taxes                            2,875           1,613
  Other accrued expenses                           2,214           2,113
    Total Current Liabilities                     21,922          10,876
Long-term Debt                                         -           9,139
Liability for Discontinued Operations                953           1,043
Deferred Income Taxes                              1,497           1,777
Stockholder's Equity
  Preferred stock - 7% Non-cumulative,
   $1,000 par value, 20,000 shares
   authorized, issued and outstanding             20,000          20,000
  Common stock - Class "A" Voting, $1 par
   value, 31,200,000 shares authorized,
   issued and outstanding                         31,200          31,200
  Additional paid-in capital                      99,657          87,057
  Accumulated deficit                            (79,800)        (71,616)
     Total Stockholder's Equity                   71,057          66,641
                                                $ 95,429       $  89,476

The accompanying notes are an integral part of the condensed consolidated  financial statements.

					 1

            THE PFALTZGRAFF CO. AND SUBSIDIARIES
  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands)

                                                      For The Six
                                                     Months Ended
                                                       June 30,
                                                     2005      2004
REVENUES                                           $ 49,206   $ 65,368

COSTS AND EXPENSES
   Cost of sales                                     33,934     44,871
   Selling                                           13,326     13,995
   General and administrative                        13,388     14,315
   Interest                                             452        310
   Restructuring and closing costs                      850      1,450
   Other                                               (489)       179
      Total                                          61,461     75,120

LOSS BEFORE INCOME TAXES                            (12,255)    (9,752)

BENEFIT FOR INCOME TAXES                              4,071      3,391

NET LOSS AND COMPREHENSIVE LOSS                   $  (8,184)   $(6,361)

The accompanying notes are an integral part of the condensed consolidated  financial statements.

					2

            THE PFALTZGRAFF CO. AND SUBSIDIARIES
  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (In thousands)

                                           For The Six Months Ended
                                                   June 30,
                                              2005           2004
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                               $  ( 8,184)      $  (6,361)
   Adjustments to reconcile net loss
    to net cash:
      Depreciation and amortization            1,949           2,383
      Deferred income taxes                      999           1,203
      Deferred financing amortization            116              47

Changes in assets and liabilities:
      Decrease in accounts receivable, net     2,378           2,488
      Decrease (increase) in inventories      (4,215)          3,126
      Increase in income taxes receivable
       from parent                            (5,214)         (2,627)
      Decrease (increase) in other current
       assets                                    122            (636)
      Increase in prepaid pension costs         (268)           (410)
      Decrease in accounts payable            (1,204)           (799)
      Increase (decrease) in accrued interest      7             (19)
      Increase in accrued restructuring
       and closing costs                         285              24
      Increase in accrued salaries
       and benefits                            1,525             569
      Decrease in accrued advertising         (1,028)           (277)
      Increase in other accrued expenses         100             818

         Net cash used by operating
          activities                        (12,632)            (471)

CASH USED IN DISCONTINUED OPERATIONS            (90)            (175)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property, plant and
    equipment, net                              (583)           (651)
   Decrease (increase) in other assets             5             (96)

         Net cash used by investing
          activities                            (578)           (747)

CASH FLOWS FROM FINANCING ACTIVITIES
   Capital contribution by Parent             12,600               -
   Decrease in cash overdrafts                     -            (123)
   Proceeds from borrowing                     1,143           1,898

         Net cash provided by
          financing activities                13,743           1,775

NET INCREASE IN CASH AND CASH
EQUIVALENTS                                      443             382

CASH AND CASH EQUIVALENTS, beginning             716               -

CASH AND CASH EQUIVALENTS, ending         $    1,159      $      382

The accompanying notes are an integral part of the condensed consolidated financial statements

					3

            THE PFALTZGRAFF CO. AND SUBSIDIARIES
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.Basis of Presentation

  Pursuant to the rules and regulations of the Securities and Exchange Commission, the condensed consolidated interim financial statements included herein have been prepared, without audit, by The Pfaltzgraff Co. (the
  "Company" or "Pfaltzgraff"). The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions in Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted; however, Pfaltzgraff believes that the disclosures are adequate to make the information presented not misleading. The condensed consolidated financial statements included herein should be read in conjunction with the consolidated financial statements and the notes thereto included in this Form 8-K for the year ended December 31, 2004.

  The condensed consolidated financial statements (the
  "financial statements") include the accounts of Pfaltzgraff and all its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  In the opinion of management, the accompanying condensed consolidated interim financial statements contain all material adjustments (consisting only of normal recurring adjustments) necessary to present fairly Pfaltzgraff's consolidated financial position as of June 30, 2005, its results of operations for the six months ended June 30, 2005 and 2004, and its cash flows for the six months ended June 30, 2005 and 2004.

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Interim results are not necessarily indicative of results for the full year or future periods.

2.Recent Developments

  Sale of Assets

  On July 11, 2005, Pfaltzgraff sold assets constituting its wholesale and retail business and its intangible assets, including rights to the Pfaltzgraff name, to Lifetime Brands, Inc. ("Lifetime") for $32.5 million cash. The Company repaid all its long-term debt of $10.1 million using the sales proceeds. Under terms of the sales agreement, Pfaltzgraff may receive additional consideration through a working capital adjustment to be completed in mid-September 2005. Pfaltzgraff did not sell its manufacturing facilities, raw materials and work-in-process inventories or distribution real estate in the transaction. Under terms of a product supply agreement with Lifetime, Pfaltzgraff will manufacture certain inventory for Lifetime into October 2005. On August 15, 2005, Pfaltzgraff notified its manufacturing employees of its intention to terminate manufacturing operations. The Pfaltzgraff Co. has changed its name to TPC-York, Inc.

					4

  Inventories

  Inventories were comprised of (in thousands):

                                     June 30,    December 31,
                                      2005           2004
   Finished goods                  $22,192        $17,645
   Work-in-process                   6,408          6,540
   Raw materials                     1,571          1,771
                                   $30,171        $25,956

  LIFO increments are costed using the link-chain method.
  External indices are used to determine the effect of price changes for manufactured and sourced item pools.

  If all inventories were valued at the lower of FIFO cost or market, inventory values at June 30, 2005, and December 31, 2004 would have been $37.8 million and, $32.0 million, respectively. Using the FIFO method would have increased the loss from continuing operations by $0.6 million in both 2005 and 2004.

  Retail and other inventories, valued at the lower of FIFO cost or market, were $10.4 million and $9.0 million at June 30, 2005 and December 31, 2004, respectively

  Restructuring and Closing

  The Company completed the closing of its Nogales, Mexico facility in March 2004. Certain other manufacturing operations were curtailed in 2004 and 2005. The number of employees terminated in the restructurings was 14 in 2005 and 48 in 2004.

  A summary of restructuring and closing activities follows (in thousands):

                       Contract    Consolidation
                     Termination    /Removal      Severance   Total
  Balance as of
    January 1, 2004   $  403       $  257         $  472      $ 1,132

     Charges               -          750            700        1,450
     Payments/Uses       (51)      (1,007)          (608)      (1,666)

  Balance as of
     June 30, 2004    $  352       $    -         $  564      $   916

  Balance as of
    January 1, 2005   $  134       $  233         $  198      $   565

     Charges               -          676            174          850
     Payments/Uses     	(134)        (271)          (343)        (748)

  Balance as of
     June 30, 2005    $    -       $  638         $   29      $   667


					5

  Capital Contributions

  During the six months ended June 30, 2005, the Company's parent, Susquehanna Pfaltzgraff Co., made capital contributions totaling $12.6 million to Pfaltzgraff.


  					6


                                                Exhibit 99.2


LIFETIME BRANDS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED
                    FINANCIAL INFORMATION

On July 11, 2005, Lifetime Brands, Inc. ("Lifetime" or the "Company") completed the acquisition of the business and certain assets and liabilities of The Pfaltzgraff Co. ("Pfaltzgraff ") pursuant to and upon the terms and conditions of an Asset Purchase Agreement dated as of June 17, 2005. Pfaltzgraff designs, markets, distributes and sells ceramic dinnerware and tabletop accessories for the home. Its products are distributed through company-owned factory stores and retail chains as well as through Internet and catalog operations. The amount paid at closing, subject to post closing adjustments, was approximately $33.1 million.

To finance the acquisition, on July 11, 2005 Lifetime amended its $50 million secured credit facility (the "Credit Facility") to increase the size of the facility to $100 million and to extend its maturity to July 2010. Borrowings under the Credit Facility are secured by all of the assets of the Company. Under the terms of the Credit Facility, Lifetime is required to satisfy certain financial covenants, including limitations on indebtedness and sale of assets; a minimum fixed charge ratio; a maximum leverage ratio and maintenance of a minimum net worth. Borrowings under the Credit Facility have different interest rate options that are based on an alternate base rate, the LIBOR rate and the lender's cost of funds rate, plus in each case a margin based on a leverage ratio.

The acquisition of Pfaltzgraff by Lifetime was initially reported on a Current Report on Form 8-K filed on July 15, 2005, which report is hereby being amended by the filing of this Form 8-K/A to include the financial statements required by Item 9.01 of Form 8-K. The following unaudited pro forma condensed combined financial information has been prepared to give effect to the acquisition by Lifetime of the business and certain assets and liabilities of Pfaltzgraff using the purchase method of accounting.

The transaction was accounted by Lifetime under the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated among the net tangible and identifiable intangible assets acquired by Lifetime in connection with the transaction, based on their fair values as of the completion of the transaction. The unaudited pro forma condensed combined financial information reflects the preliminary allocation of the purchase price to the assets acquired based on their estimated fair value on July 11, 2005. The preliminary purchase price allocation is subject to change based on the finalization of post closing adjustments to the purchase price and additional fair value adjustments, which may be significant.

The unaudited pro forma condensed combined financial information is presented in accordance with Article 11 of Regulation S- X. The unaudited pro forma condensed combined balance sheet of Lifetime gives effect to the transaction as if it occurred on June 30, 2005. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 give effect to the transaction as if it had occurred on January 1, 2004.

				1

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The unaudited pro forma condensed combined financial information does not reflect any synergies that may be achieved from the combination of the entities by i) lowering the cost of products sold by sourcing all production overseas, ii) closing unprofitable Pfaltzgraff factory stores, iii) consolidating the Pfaltzgraff factory store operations with Lifetime's existing Farberware outlet store operations and iv) eliminating redundant staffing, operations and executive management. Lifetime cannot assure that management will be successful in its efforts to integrate the operations of the companies.

The pro forma information is presented for illustrative purposes only and is not intended to be indicative of the operating results that actually would have occurred if the transaction had been consummated on January 1, 2004 nor is the data intended to be indicative of future operating results. The unaudited pro forma condensed financial information of Lifetime and Pfaltzgraff and the accompanying notes thereto should be read in conjunction with the historical financial statements and notes thereto of Lifetime and Pfaltzgraff. Lifetime's historical financial statements are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Pfaltzgraff's historical financial statements and related notes thereto are attached as
Exhibit 99.1 to this Form 8-K/A.

				2




                         Lifetime Brands, Inc.
 Unaudited Pro Forma Condensed Combined Balance Sheet as June 30, 2005

<s>                                                       Pro Forma        Lifetime
(In Thousands)                    Lifetime   Pfaltzgraff  Adjustments      Pro Forma
ASSETS
CURRENT ASSETS
  Cash and cash equivalents     $    105     $  1,159      $ (1,107)  (a)  $    157
  Accounts receivable, net        24,437        2,257                        26,694
  Merchandise inventories         67,517       30,171          (696)  (a)   100,109
                                                              3,117   (b)
  Prepaid expenses                 1,809                                      1,809
  Deferred income taxes            4,705                                      4,705
  Other current assets             3,389        2,403          (268)  (a)     5,524
       TOTAL CURRENT ASSETS      101,962       35,990         1,046         138,998

PROPERTY AND EQUIPMENT, net       21,149       18,144       (10,186)  (a)    24,701
                                                             (4,406)  (c)
GOODWILL                          16,200                                     16,200
OTHER INTANGIBLES, net            15,043                                     15,043
OTHER ASSETS                       2,476       41,295       (41,295)  (a)     2,476
         TOTAL ASSETS           $156,830     $ 95,429      $(54,841)       $197,418

LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term borrowings         $ 21,300     $ 10,282      $  33,113  (d)  $ 59,056
                                                               4,643  (e)
                                                             (10,282) (a)
 Accounts payable                 10,481        1,947         (1,434) (a)    10,994
 Accrued expenses                 15,646        9,693         (4,999) (a)    17,965
                                                              (2,875) (a)
                                                                 500  (f)
 Income tax payable                3,678                                      3,678
       TOTAL CURRENT
        LIABILITIES               51,105       21,922         18,666         91,693

DEFERRED RENT & OTHER LONG-
   TERM LIABILITIES                1,996          953           (953) (a)     1,996
DEFERRED INCOME TAX LIABILITIES    4,602        1,497         (1,497) (a)     4,602
LONG-TERM DEBT                     5,000                                      5,000

STOCKHOLDERS' EQUITY              94,127       71,057        (71,057) (g)    94,127

         TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY  $156,830     $ 95,429       $(54,841)      $197,418

     See notes to unaudited pro forma condensed combined financial information.

						3

                         Lifetime Brands, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the
                           Six Months Ended
                             June 30, 2005

(In Thousands Except Per Share Amounts)                 Pro Forma       Lifetime
                                Lifetime   Pfaltzgraff  Adjustments     Pro Forma
Net Sales                     $ 89,272     $ 49,206      $               $138,478

Cost of Sales                   51,859       28,674          (569)  (h)    79,964
Distribution Expenses           11,923        5,260           464   (i)    17,647
Selling, General and
 Administrative Expenses        21,239       26,714           142   (i)    48,095
Interest                                        452          (452)  (j)
Restructuring and Closing Costs                 850                           850
Other                                          (489)                         (489)

Income (Loss) from Operations    4,251      (12,255)          415          (7,589)

Interest Expense                   490                        957   (j)     1,447
Other Income, net                  (26)                                        (26)

Income (Loss) Before Income
 Taxes                           3,787     (12,255)          (542)         (9,010)
Income Tax Provision (Benefit)   1,439      (4,071)          (792)  (k)   ( 3,424)

NET INCOME (LOSS)             $  2,348     $(8,184)      $    250        $ (5,586)

BASIC INCOME (LOSS) PER
COMMON SHARE                  $   0.21                                    $( 0.51)

DILUTED INCOME (LOSS) PER
COMMON SHARE                  $   0.21                                    $ (0.51)

WEIGHTED AVERAGE SHARES -
BASIC                           11,057                                     11,057

WEIGHTED AVERAGE SHARES AND
COMMON SHARE EQUIVALENTS -
DILUTED                         11,277                                     11,057

     See notes to unaudited pro forma condensed combined financial information.


						4


                    Lifetime Brands, Inc.
     Unaudited Pro Forma Condensed Combined Statement of
                Operations for the Year Ended
                      December 31, 2004

(In Thousands Except Per Share Amounts)                Pro Forma      Lifetime
                                Lifetime  Pfaltzgraff  Adjustments    Pro Forma
Net Sales                     $189,458   $ 148,021      $              $337,479

Cost of Sales                  111,497      90,598        (1,122) (h)   200,973
Distribution Expenses           22,830      12,174           940  (i)    35,944
Selling, General and
 Administrative Expenses        40,282      58,730           287  (i)    99,299
Interest                                       702          (702) (j)
Restructuring and Closing Costs              3,431                        3,431
Other                                          532                          532

Income (Loss) from Operations   14,849    ( 18,146)          597         (2,700)

Interest Expense                   835                     1,914  (j)     2,749
Other Income, Net                  (60)                                     (60)

Income (Loss) Before Income
 Taxes                          14,074     (18,146)       (1,317)        (5,389)

Income Tax Provision (Benefit)   5,602      (5,730)       (2,016) (k)    (2,144)

NET INCOME (LOSS)             $  8,472   $ (12,416)     $    699       $ (3,245)

BASIC INCOME (LOSS) PER
COMMON SHARE                  $   0.77                                 $  (0.30)

DILUTED INCOME (LOSS) PER
COMMON SHARE                  $   0.75                                 $  (0.30)

WEIGHTED AVERAGE SHARES -
BASIC
                                10,982                                    10,982
WEIGHTED AVERAGE SHARES AND
COMMON SHARE EQUIVALENTS -
DILUTED                         11,226                                    10,982

     See notes to unaudited pro forma condensed combined
                   financial information.

							5



LIFETIME BRANDS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION

1.Basis of Presentation

  On July 11, 2005, Lifetime Brands, Inc. ("Lifetime" or the "Company") completed the acquisition of the business and certain assets and liabilities of The Pfaltzgraff Co.
  ("Pfaltzgraff ") pursuant to and upon the terms and conditions of an Asset Purchase Agreement dated as of June 17, 2005. Pfaltzgraff designs, markets, distributes and sells ceramic dinnerware and tabletop accessories for the home. Its products are distributed through company-owned factory stores and retail chains as well as through Internet and catalog operations. The amount paid at closing, subject to post closing adjustments, was approximately $33.1 million.

  To finance the acquisition, on July 11, 2005 Lifetime amended its $50 million secured credit facility (the
  "Credit Facility") to increase the size of the facility to $100 million and to extend its maturity to July 2010.
  Borrowings under the Credit Facility are secured by all of the assets of the Company. Under the terms of the Credit Facility, Lifetime is required to satisfy certain financial covenants, including limitations on indebtedness and sale of assets; a minimum fixed charge ratio; a maximum leverage ratio and maintenance of a minimum net worth. Borrowings under the Credit Facility have different interest rate options that are based on an alternate base rate, the LIBOR rate and the lender's cost of funds rate, plus in each case a margin based on a leverage ratio.

  The accompanying unaudited pro forma condensed combined financial information presents the pro forma results of operations and financial position of Lifetime and Pfaltzgraff on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of the business and certain assets and liabilities of Pfaltzgraff by Lifetime on July
  11, 2005. The acquisition was recorded using the purchase method of accounting.

  Certain reclassifications have been made to the historical financial statements of Pfaltzgraff to conform to the presentation used in Lifetime's historical financial statements. Such reclassifications had no effect on Pfaltzgraff's previously reported results from operations.

  The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition occurred on June 30, 2005. The unaudited pro forma condensed combined statements of operations have been prepared assuming the acquisition occurred on January 1, 2004.

2.Pro Forma Adjustments

  The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

  (a) To record the elimination of assets and liabilities of Pfaltzgraff not being acquired by Lifetime:
        Cash                                        $1,107
        Manufacturing inventories                      696
        Other current assets                           268
        Property, plant and equipment               10,186
        Other assets                                41,295
        Short-term borrowings                      (10,282)
        Accounts payable                            (1,434)
        Accrued expenses                            (4,999)
        Current deferred income tax liability       (2,875)
        Other long-term liabilities                   (953)
        Noncurrent deferred income tax liabi        (1,497)

					6

  (b) To record adjustments to inventory:

       To eliminate Pfaltzgraff's LIFO
       inventory adjustment to conform with
       Lifetime's inventory accounting
       policy which is based on FIFO                $4,285

       To eliminate unabsorbed overhead
       capitalized in inventory of the
       manufacturing operations not acquired
       by Lifetime.                                 (1,168)

                                                    $3,117


  (c) Lifetime has preliminarily allocated the purchase price in accordance with SFAS No. 141. The sum of the amounts of the assets acquired and liabilities assumed preliminarily exceeds purchase price by approximately $4,406. The excess has been preliminarily allocated as a reduction of the fair value of property and equipment acquired. The preliminary purchase price allocation is subject to change based on the finalization of post closing adjustments to the purchase price and additional fair value adjustments, which may be significant.

        Purchase price:
           Cash paid at closing                     $ 33,113 (1)

           Estimated professional and other
             transaction fees                            500

           Estimated additional purchase price based
             on preliminary post closing adjustments   4,643

               Total purchase price                 $ 38,256

        Allocation of purchase price:
           Cash                                     $     52

           Accounts receivable                         2,342

           Merchandise inventories                    32,592

           Other current assets                        2,050

           Property and equipment                      7,958

           Accounts payable                             (513)

           Accrued expenses                           (1,819)

           Reduction of fair value
            of property and equipment acquired        (4,406)

               Purchase price allocated             $ 38,256

       (1) Included in the cash paid by Lifetime at closing was $561 for rents that were prepaid by Pfaltzgraff and $52 for retail store funds.

  (d)  To record debt used to finance the cash paid at closing
       (see Note (c)).

  (e)  To record the estimated additional purchase price (see
       Note (c)).

					7

  (f) To record an accrual for estimated professional and other transaction fees associated with the Pfaltzgraff acquisition (see Note (c)).

  (g) To record the elimination of Pfaltzgraff's historical equity.

  (h) To eliminate the net change in Pfaltzgraff's LIFO inventory reserve from cost of sales to conform with Lifetime's inventory accounting policy which is based on FIFO.

  (i) To record adjustments to Distribution Expenses and Selling, General and Administrative Expenses related to the leases of the distribution center and office space entered into by Lifetime as part of the acquisition of the
       Pfaltzgraff:

     Distribution Expenses            Six months
                                        ended         Year ended
                                       June 30,       December 31,
                                         2005             2004

     To record rent expense for the
     lease of the Pfaltzgraff
     distribution center.             $   828         $  1,655

     To eliminate rent expense
     recorded by Pfaltzgraff related
     to the distribution center.         (272)            (545)

     To eliminate depreciation
     expense recorded by
     Pfaltzgraff related to the
     distribution center.                 (92)            (170)
                                      $   464         $    940

     Selling General and
     Administrative Expenses
     To record rent expense for the
     lease of the Pfaltzgraff
     offices.                         $   178         $    355

     To eliminate depreciation
     expense recorded by
     Pfaltzgraff related to the
     offices.                             (36)             (68)

                                      $   142         $    287

  (j)  To record adjustments to interest expense:


                                        Six months
                                          ended       Year ended
                                         June 30,    December 31,
                                           2005          2004
      To record interest expense on
      the total estimated increased
      borrowings at an interest rate
      of 5.07%                           $   957       $  1,914

      To eliminate interest expense
      recorded by Pfaltzgraff               (452)          (702)

						8

  (k)  To record adjustments to income taxes:


                                       Six months
                                          ended       Year ended
                                         June 30,    December 31,
                                           2005          2004
     To record the tax benefit of
     Pfaltzgraff's loss at
     Lifetime's marginal rate of
     38.0% for the six months ended
     June 30, 2005 and 39.8% for the
     year ended December 31, 2004       $  (4,657)    $  (7,222)

     To record the tax benefit of
     the pro forma adjustments at
     Lifetime's marginal rate of
     38.0% for the six months ended
     June 30, 2005 and 39.8% for the
     year ended December 31, 2004            (206)         (524)

     To eliminate the tax benefit
     recorded by  Pfaltzgraff                4,071         5,730

					         $      (792)   $   (2,016)

 3.   Pro Forma Net Loss Per Share

  The unaudited pro forma combined basic net loss per share is based upon the weighted average number of outstanding shares of common stock of Lifetime during the periods presented. The unaudited pro forma combined diluted net loss per share is the same as the unaudited pro forma combined basic net loss per share as all common stock equivalents are anti-dilutive due to the loss position.

						9